As Filed Pursuant to Rule 424(b)(5)

Registration No. 333-257087

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 14, 2021)

Up to $750,000,000

Class A Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC, Canaccord Genuity LLC and BTIG, LLC (collectively, the “Agents”), dated November 30, 2023, relating to the sale of shares of our class A common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our class A common stock having an aggregate offering price of up to $750,000,000 from time to time through one or more of the Agents, acting as our sales agents.

Our class A common stock is listed on The Nasdaq Global Select Market under the trading symbol “MSTR.” On November 28, 2023, the last sale price of our class A common stock as reported on The Nasdaq Global Select Market was $505.87 per share.

Sales of our class A common stock, if any, under this prospectus supplement may be made at market prices by any method permitted by law that are deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). None of the Agents are required to sell any specific amount, but each will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The compensation to the Agents for sales of class A common stock sold pursuant to the Sales Agreement will be up to 2.0% of the gross proceeds of any shares of class A common stock sold under the Sales Agreement. In connection with the sale of the class A common stock on our behalf, the selling Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including civil liabilities under the Securities Act or Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our business and an investment in our class A common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

TD Cowen	Canaccord Genuity	BTIG

November 30, 2023

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before purchasing any of the class A common stock that we are offering, you should carefully read this prospectus supplement, the accompanying prospectus and all of the information contained in the documents incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus supplement, we may from time to time sell shares of our class A common stock having an aggregate offering price of up to $750,000,000, at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein and filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or have been filed or will be filed as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information; Incorporation by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that was filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the Agents have not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus filed by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and the Agents have not, authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement and the accompanying prospectus or any related free writing prospectus is delivered, or class A common stock is sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “MicroStrategy,” the “Company,” “we,” “us,” and “our” refer to MicroStrategy Incorporated and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, and the information incorporated by reference in this prospectus, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. The principal risks, uncertainties and other important factors that affect our business and could cause actual results to differ materially include the following, as well as the other risks detailed in the “Risk Factors” sections contained in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein and therein:

Risks Related to Our Business in General

•	Our quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of our stock;

•	We may have exposure to greater than anticipated tax liabilities;

Risks Related to Our Bitcoin Acquisition Strategy and Holdings

•	Our bitcoin acquisition strategy exposes us to various risks associated with bitcoin;

•

The price of bitcoin can fluctuate for a variety of reasons, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our class A common stock;

•	Bitcoin and other digital assets are novel assets and are subject to significant legal, commercial, regulatory and technical uncertainty;

•	Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings;

•

Changes in securities regulations, or the adoption of new laws or regulations, relating to digital assets generally or bitcoin specifically could adversely affect the price of bitcoin or our ability to transact in or own bitcoin, which may adversely impact the market price of our class A common stock;

•	Our bitcoin acquisition strategy subjects us to enhanced regulatory oversight;

•	The concentration of our bitcoin holdings enhances the risks inherent in our bitcoin acquisition strategy;

•	Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;

•

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected;

•	Our bitcoin acquisition strategy exposes us to risk of non-performance by counterparties;

Risks Related to Our Enterprise Analytics Software Business Strategy

•	We depend on revenue from a single software platform and related services as well as revenue from our installed customer base;

•

As our customers increasingly shift from a product license model to a cloud subscription model, we could face higher future rates of attrition, and such a shift could continue to affect the timing of revenue recognition or reduce product licenses and product support revenues, which could materially adversely affect our operating results;

•	We use channel partners and if we are unable to maintain successful relationships with them, our business, operating results, and financial condition could be materially adversely affected;

•	Our recognition of deferred revenue and advance payments is subject to future performance obligations and may not be representative of revenues for succeeding periods;

•

Our results in any particular period may depend on the number and volume of large transactions in that period and these transactions may involve lengthier, more complex, and more unpredictable sales cycles than other transactions;

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Integration of artificial intelligence into our enterprise analytics product offerings and our use of artificial intelligence in our operations could result in reputational or competitive harm, legal liability, and other adverse effects on our business;

Risks Related to Our Technology and Intellectual Property

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If we are unable to develop and release new offerings and software enhancements to respond to rapid technological change, new customer requirements, or evolving industry standards in a timely and cost-effective manner, our business, operating results, and financial condition could be materially adversely affected;

•

The nature of our software makes it particularly susceptible to undetected errors, bugs, or security vulnerabilities, which could cause problems with how the software performs and, in turn, reduce demand for our software, reduce our revenue, and lead to litigation claims against us;

Risks Related to Our Operations

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Business disruptions, including interruptions, delays, or failures of our systems, third-party data center hosting facility, or other third-party services, as a result of geopolitical tensions, acts of terrorism, natural disasters, pandemics (like the COVID-19 pandemic), and similar events, could materially adversely affect our operating results or result in a material weakness in our internal controls that could adversely affect the market price of our stock;

•	Our international operations are complex and expose us to risks that could have a material adverse effect on our business, operating results, and financial condition;

•

We face a variety of risks in doing business with U.S. and foreign federal, state, and local governments and government agencies, including risks related to the procurement process, budget constraints and cycles, termination of contracts, and compliance with government contracting requirements;

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Changes in laws or regulations relating to privacy or the collection, processing, disclosure, storage, localization, or transmission of personal data, or any actual or perceived failure by us or our third-party service providers to comply with such laws and regulations, contractual obligations, or applicable privacy policies, could materially adversely affect our business;

•

If we or our third-party service providers experience a disruption due to a cybersecurity attack or security breach and unauthorized parties obtain access to our customers’, prospects’, vendors’, or channel partners’ data, our data, our networks or other systems, or the cloud environments we manage, our offerings may be perceived as not being secure, our reputation may be harmed, demand for our offerings may be reduced, our operations may be disrupted, we may incur significant legal and financial liabilities, and our business could be materially adversely affected;

Risks Related to Our Class A Common Stock

•	The market price of our class A common stock has been and may continue to be volatile;

•

Because of the rights of our two classes of common stock and because we are controlled by Michael J. Saylor, who beneficially owns the majority of our class B common stock, Mr. Saylor could transfer control of MicroStrategy to a third party without the approval of our Board of Directors or our other stockholders, prevent a third party from acquiring us, or limit the ability of our other stockholders to influence corporate matters;

•	Future sales, or the perception of future sales, of our class A common stock, convertible debt instruments, or other convertible securities could depress the price of our class A common stock;

Risks Related to Our Outstanding and Potential Future Indebtedness

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Our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our bitcoin acquisition strategy, fund our enterprise analytics software operations, and take advantage of new business opportunities;

•	We may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation;

•	We may be required to repay our 6.125% Senior Secured Notes due 2028 (the “2028 Senior Secured Notes”) prior to their stated maturity date, if the springing maturity feature is triggered;

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We may not have the ability to raise the funds necessary to settle for cash conversions of our 0.750% Convertible Senior Notes due 2025 (the “2025 Convertible Notes”) and our 0% Convertible Senior Notes due 2027 (the “2027 Convertible Notes” and, together with the 2025 Convertible Notes, the “Convertible Notes”);

•	The conditional conversion feature of the Convertible Notes, if triggered, may adversely affect our financial condition and operating results; and

•

Despite our current level of indebtedness, we may be able to incur substantially more indebtedness and enter into other transactions in the future which could further exacerbate the risks related to our indebtedness.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement may not in fact occur. The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the information relating to the risks of investing in our class A common stock provided under “Risk Factors” beginning on page S-9 of this prospectus supplement and the other risks detailed in the “Risk Factors” sections contained in documents incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

Business Overview

MicroStrategy® pursues two corporate strategies in the operation of its business. One strategy is to acquire and hold bitcoin and the other strategy is to grow our enterprise analytics software business. We believe that undertaking these two, interdependent corporate strategies serves as a key differentiator for our business, as our bitcoin acquisition strategy has raised our profile with certain potential software customers while our enterprise analytics software business has provided stable cash flows that allow us to acquire and hold bitcoin for the long-term.

Our Bitcoin Acquisition Strategy

Our bitcoin acquisition strategy generally involves acquiring bitcoin with our liquid assets that exceed working capital requirements, and from time to time, subject to market conditions, issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin. We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. This overall strategy also contemplates that we may (i) periodically sell bitcoin for general corporate purposes, including to generate cash for treasury management or in connection with strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (iii) consider pursuing additional strategies to create income streams or otherwise generate funds using our bitcoin holdings.

We believe that bitcoin is attractive because it can serve as a store of value, supported by a robust and public open-source architecture, that is untethered to sovereign monetary policy. We also believe that, due to its limited supply, bitcoin offers the opportunity for appreciation in value if its adoption increases and has the potential to serve as a hedge against inflation in the long-term. In addition, we believe that our bitcoin acquisition strategy is complementary to our enterprise analytics software business, as we believe that our bitcoin and related activities in support of the bitcoin network enhance awareness of our brand. We are also exploring opportunities to integrate features into our software offerings that leverage the Lightning Network—a decentralized second-layer payment protocol built on top of the Bitcoin blockchain that is intended to enable fast and less costly transactions.

Our Enterprise Analytics Software Strategy

MicroStrategy is a global leader in enterprise analytics software and services. We provide software and services that turn data into actionable insights for organizations. Our vision is to enable Intelligence Everywhere™.

Our analytics platform, MicroStrategy ONE, is a comprehensive and highly versatile analytics solution. It is used by many of the world’s most admired Fortune 500 brands. Our customers span a wide range of industries, including retail, banking, technology, consulting, manufacturing, insurance, healthcare, telecommunications, and the public sector.

The analytics market is highly competitive. Our success depends on the effectiveness with which we can differentiate our offerings from those offered by large software vendors that provide products across multiple lines of business, including one or more products that directly compete with our offerings, and other potential competitors. We believe a key differentiator of MicroStrategy is our modern, open, comprehensive enterprise platform that can be extended to other tools and systems, can scale across the enterprise, is optimized for cloud or on-premises deployments, and can be combined with unique packages of our expert services and education offerings.

Our Corporate Information

We are a Delaware corporation and our principal executive offices are located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. Our telephone number is (703) 848-8600. Our website address is www.microstrategy.com. Website materials are not part of and are not incorporated by reference into, this prospectus.

The trademarks and registered trademarks of MicroStrategy Incorporated and its subsidiaries referred to herein include, but are not limited to, MicroStrategy, MicroStrategy ONE, MicroStrategy Auto, Intelligence Everywhere, HyperIntelligence, MicroStrategy Consulting, MicroStrategy Education, Dossier, MicroStrategy Cloud, Enterprise Semantic Graph, MicroStrategy Services, Global Delivery Center, and Intelligent Enterprise. Third-party product and company names mentioned herein may be the trademarks of their respective owners.

THE OFFERING

Class A common stock offered by us	Shares of our class A common stock having an aggregate offering price of up to $750,000,000.

Class A common stock to be outstanding immediately after this offering	Up to 15,155,466 shares, assuming sales of $750,000,000 shares of our class A common stock in this offering at a price of $505.87 per share, which was the last reported sale price of our class A common stock on The Nasdaq Global Select Market on November 28, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market” offering that may be made from time to time through the Agents. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and working capital, and, subject to market conditions, for the repurchase or repayment of our indebtedness. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Nasdaq Global Select Market symbol	“MSTR”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-9, the “Risk Factors” sections contained in documents incorporated by reference in this prospectus, and the other information included in, or incorporated by reference into, this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our class A common stock.

The number of shares of our class A common stock that will be outstanding immediately after this offering as shown above is based on 13,672,872 shares outstanding as of November 28, 2023. The number of shares outstanding as of November 28, 2023 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	1,314,740 shares of class A common stock issuable upon exercise of stock options outstanding as of November 28, 2023 at a weighted average exercise price of $285.17 per share;

•	187,673 shares of class A common stock issuable upon the vesting of restricted stock units outstanding as of November 28, 2023;

•	50,750 shares of class A common stock that may be issued upon the vesting of performance stock units outstanding as of November 28, 2023;

•

236,073 and 59,607 additional shares of class A common stock available as of November 28, 2023 for future issuance under our 2023 Stock Incentive Plan and 2021 Employee Stock Purchase Plan, respectively;

•	1,964,025 shares of class A common stock issuable upon conversion of shares of class B common stock issued and outstanding as of November 28, 2023;

•

1,633,190 shares of class A common stock potentially issuable as of November 28, 2023 upon conversion of the 2025 Convertible Notes, subject to adjustment in accordance with the terms of such notes; and

•	733,005 shares of class A common stock potentially issuable as of November 28, 2023 upon conversion of the 2027 Convertible Notes, subject to adjustment in accordance with the terms of such notes.

RISK FACTORS

An investment in our class A common stock involves a high degree of risk. Before deciding whether to invest in our class A common stock, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our class A common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

The market price of our class A common stock has been and may continue to be volatile and you may not be able to sell your shares at or above the price you pay in this offering.

The market price of our class A common stock has historically been volatile and this volatility has been significant in recent periods. Since August 11, 2020, the date on which we announced our initial purchase of bitcoin, the closing price of our class A common stock has increased from $123.62 as of August 10, 2020, the last trading day before our announcement, to $505.87 as of November 28, 2023, and has traded as high as $1,315.00 and as low as $122.38 during such period and the daily trading volume was as high as 4,692,900 shares and as low as 38,500 shares. The market price of our class A common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include, but are not limited to:

•	fluctuations in the price of bitcoin, of which we have significant holdings, and in which we expect we will continue to make significant purchases and announcements about our transactions in bitcoin;

•	changes to our bitcoin acquisition strategy;

•	announcement of additional capital raising transactions;

•	regulatory, commercial, and technical developments related to bitcoin or the Bitcoin blockchain;

•	quarterly variations in our results of operations or those of our competitors;

•

announcements about our earnings that are not in line with analyst expectations, the likelihood of which may be enhanced because it is our policy not to give guidance relating to our anticipated financial performance in future periods;

•	announcements by us or our competitors of acquisitions, dispositions, new offerings, significant contracts, commercial relationships, or capital commitments;

•	our ability to develop, market, and deliver new and enhanced offerings on a timely basis;

•	commencement of, or our involvement in, litigation;

•	recommendations by securities analysts or changes in earnings estimates and our ability to meet those estimates;

•	investor perception of our company;

•	announcements by our competitors of their earnings that are not in line with analyst expectations;

•	the volume of shares of our class A common stock available for public sale;

•	sales or purchases of stock by us or by our stockholders and issuances of awards under our stock incentive plan; and

•

general economic conditions and slow or negative growth of related markets, including as a result of war, terrorism, infectious diseases (such as COVID-19 and its variants), natural disasters and other global events, and government responses to such events.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. In addition, the stock market and the market for both bitcoin-influenced and technology companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies in those markets. These market and industry factors may adversely affect the market price of our class A common stock, regardless of our actual operating performance.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and working capital, and, subject to market conditions, for the repurchase or repayment of our indebtedness. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially. Our management may not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the market price of our class A common stock to decline.

We may use the net proceeds from this offering to purchase additional bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from this offering to purchase additional bitcoin. Bitcoin is a highly volatile asset that has traded below $20,000 per bitcoin and above $35,000 per bitcoin on the Coinbase exchange (our principal market for bitcoin) in the 12 months preceding the date of this prospectus. In addition, bitcoin does not pay interest or other returns and so ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from this offering. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

Purchasers will experience immediate dilution in the book value per share of the class A common stock purchased in the offering.

The shares of class A common stock sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our class A common stock will be substantially higher than the net tangible book value per share of our outstanding class A common stock. Our net tangible book value represents our total assets less our digital assets (which are classified as intangible assets) and less our total liabilities. After giving effect to the sale of shares of our class A common stock in the aggregate amount of $750,000,000 at an assumed offering price of $505.87 per share, the last sale price of our class A common stock on November 28, 2023 on The Nasdaq Global Select Market, and after deducting estimated commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2023 would have been approximately $(864.0) million, or approximately $(61.60) per share. This represents an immediate increase in as adjusted net tangible book value of approximately $66.84 per share to the existing holders of our class A common stock and an immediate dilution in as adjusted net tangible book value of approximately $567.47 per share to purchasers of our class A common stock in this offering.

Furthermore, the exercise of outstanding options or the conversion of the Convertible Notes could result, and the vesting of outstanding restricted stock units and performance stock units will result, in further dilution to investors. In addition, the market price of our class A common stock could fall as a result of resales of any of these shares of class A common stock issuable upon such exercise, conversion, or vesting due to an increased number of shares of class A common stock available for sale in the market.

You may experience future dilution as a result of future equity or convertible debt offerings.

In order to raise additional capital, we may in the future offer additional shares of our class A common stock, or additional convertible debt or other securities convertible into or exchangeable for our class A common stock, at prices that may not be the same as the price per share that you pay in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Any such offerings could result in further dilution to you.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.

We have never declared or paid cash dividends on our class A common stock or class B common stock. We currently intend to retain all of our future earnings, if any, to purchase additional bitcoin and for the development of our enterprise analytics software business, and we do not intend to pay cash dividends in respect of our class A common stock or class B common stock in the foreseeable future. As a result, capital appreciation, if any, of our class A common stock will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

From time to time, we may issue and sell shares of our class A common stock having aggregate sales proceeds of up to $750,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and working capital, and, subject to market conditions, for the repurchase or repayment of our indebtedness, including the 2025 Convertible Notes, the 2027 Convertible Notes, and the 2028 Senior Secured Notes. The 2025 Convertible Notes and the 2027 Convertible Notes bear interest at a rate of 0.75% and 0% per annum, respectively, and mature on December 15, 2025 and February 15, 2027, respectively, unless earlier converted, redeemed, or repurchased in accordance with their respective terms. The 2028 Secured Notes bear interest at a rate of 6.125% per annum and have a stated maturity date of June 15, 2028, unless earlier redeemed or repurchased in accordance with their terms and subject to a springing maturity date of September 15, 2025 or November 16, 2026.

We have not determined the amount of net proceeds to be used specifically for any of these purposes. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve.

DIVIDEND POLICY

We have never declared or paid cash dividends on our class A common stock or class B common stock. We currently intend to retain all of our future earnings, if any, to purchase additional bitcoin and for the development of our business, and we do not intend to pay cash dividends in respect of our class A common stock or class B common stock in the foreseeable future.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with the Agents, under which we may offer and sell up to $750,000,000 of our shares of class A common stock from time to time through the Agents acting as our sales agents. Sales of our shares of class A common stock, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. We entered into the Sales Agreement on November 30, 2023.

Each time we wish to issue and sell shares of our class A common stock under the Sales Agreement, we will notify an Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed an Agent, unless such Agent declines to accept the terms of such notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of an Agent under the Sales Agreement to sell our shares of class A common stock are subject to a number of conditions that we must meet. We will only sell shares through one Agent on any single day.

The settlement of sales of shares between us and the selling Agent is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the selling Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay an Agent a commission of up to 2.0% of the aggregate gross proceeds we receive from each sale of our shares of class A common stock made by such Agent. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agents for the fees and disbursements of one counsel for the Agents, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Agents under the terms of the Sales Agreement, will be approximately $292,200. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

A selling Agent will provide written confirmation to us before the open of The Nasdaq Global Select Market on the day following each day on which our shares of class A common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of class A common stock on our behalf, each selling Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of such Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Agents may be required to make in respect of such liabilities.

The offering of our shares of class A common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of class A common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time upon three trading days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Each of the Agents and their respective affiliates have previously provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees. In the course of their respective businesses, the Agents may actively trade our securities for their own accounts or for the accounts of their customers, and, accordingly, the Agents may at any time hold long or short positions in such securities.

This prospectus supplement in electronic format may be made available on websites maintained by the Agents, and the Agents may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of class A common stock offered hereby will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. The Agents are being represented by Davis Polk & Wardwell LLP in connection with this offering.

EXPERTS

The consolidated financial statements of MicroStrategy Incorporated as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We also incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (File No. 000-24435):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 16, 2023;

•

the information in our proxy statement filed on April 13, 2023, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September  30, 2023 (for the avoidance of doubt, in each case not including the information regarding and furnished by Exhibit 99.1), as filed with the SEC on May 1, 2023, August 1, 2023 and November 1, 2023, respectively;

•

our Current Reports on Form 8-K as filed with the SEC on March  2, 2023, March  27, 2023, April  4, 2023, April  5, 2023, May  1, 2023, May  30, 2023, June  28, 2023, July  7, 2023, August  1, 2023, and September 25, 2023; and

•

The description of our class A common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June  10, 1998, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 14, 2020, and including any amendments and reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:

MicroStrategy Incorporated

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

Attention: Investor Relations

Email: ir@microstrategy.com

(703) 848-8600

The information accessible through any website referred to in this prospectus supplement or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus supplement.

PROSPECTUS

Class A Common Stock

We may offer and sell shares of our class A common stock from time to time in one or more offerings. This prospectus describes the terms of our class A common stock and the general manner in which our class A common stock will be offered. We will describe the specific manner in which our class A common stock will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer our class A common stock in amounts, at prices and on terms determined at the time of offering. Our class A common stock may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell our class A common stock, we will name them and describe their compensation in a prospectus supplement.

Our class A common stock is listed on The Nasdaq Global Select Market under the symbol “MSTR.”

Investing in our class A common stock involves significant risks. Risks associated with investment in our class A common stock will be included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus, as described under “RISK FACTORS” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell our class A common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of our class A common stock. Each time we sell our class A common stock, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the class A common stock described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “MicroStrategy,” the “Company,” “we,” “us,” and “our” refer to MicroStrategy Incorporated and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.microstrategy.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the class A common stock we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-24435) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the class A common stock under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 12, 2021;

•

The information in our proxy statement filed on April 15, 2021, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, as filed with the SEC on April 29, 2021;

•

Current Reports on Form 8-K as filed with the SEC on January  22, 2021, February  2, 2021, February  17, 2021, February  19, 2021, March  1, 2021, March  5, 2021, March  12, 2021, April  5, 2021, April  12, 2021, May  13, 2021, May  18, 2021, June  2, 2021, June  7, 2021, June  8, 2021 and June 14, 2021; and

•

The description of our class A common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June  10, 1998, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 14, 2020, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

1850 Towers Crescent Plaza

Tysons Corner, Virginia

703-848-8600

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors that could cause actual results to differ materially include, without limitation:

•	our bitcoin acquisition strategy exposes us to various risks associated with bitcoin;

•

fluctuations in the price of bitcoin, which may be influenced by highly uncertain regulatory, commercial, and technical factors, may significantly influence the market price of our class A common stock;

•	our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to bitcoin holdings;

•	our bitcoin holdings could subject us to regulatory scrutiny;

•	the concentration of our bitcoin holdings enhances the risks inherent in our bitcoin acquisition strategy;

•	our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;

•	if we or our third-party service providers experience a security breach or cyberattack, or if our private key is lost or destroyed, we may lose some or all of our bitcoin;

•

we depend on revenue from a single software platform, and a substantial customer shift from a product license model to a cloud subscription model could negatively affect the timing of revenue recognition;

•	our results in any particular period may depend on large transactions that involve longer and less predictable sales cycles;

•	we may fail to maintain successful relationships with our channel partners which could adversely affect our business, operating results, and financial condition;

•	our recognition of deferred revenue and advance payments may not be representative of revenues for succeeding periods;

•	we operate in an industry marked by rapid technological change and intense competition, and we may be unable to develop new offerings and deliver our products at a competitive price;

•

the performance of our software may be impacted by changes in third party-software, new industry standards and errors, bugs and security vulnerabilities that could materially adversely affect the operation of and demand for our existing software, reduce our revenue, and lead to litigation claims against us;

•	business disruptions, including as a result of the COVID-19 pandemic, could materially adversely affect our operating results or result in a material weakness in our internal controls;

•	our international operations are complex and expose us to additional risks;

•	we or our third-party service providers may be the target of cybersecurity attacks or security breaches, which may harm our reputation and demand for our offerings and may disrupt our operations;

•	changes in, or any failure to comply with, laws or regulations relating to privacy or the collection, processing and storage of personal data could materially adversely affect our business;

•	the market price of our class A common stock has been and may continue to be volatile;

•

because of the rights of our two classes of common stock and because we are controlled by Michael J. Saylor, Mr. Saylor could prevent a third party from acquiring us, or limit the ability of our other stockholders to influence corporate matters, which could make our class A common stock less attractive;

•	we may sell shares of our class A common stock, convertible debt instruments or other convertible securities which could depress the price of our class A common stock;

•	servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our indebtedness;

•	we may be required to repay our senior secured notes prior to their stated maturity date;

•	we may not have the ability to raise the funds necessary to settle conversions of our outstanding convertible notes in cash or to repurchase the notes upon a fundamental change;

•	the conditional conversion feature of our outstanding convertible notes, if triggered, may adversely affect our financial condition and operating results;

•

the accounting method for convertible debt securities that may be settled in cash and/or shares, such as our outstanding convertible notes, could have a material effect on our diluted earnings per share; and

•	the other risks detailed in the “Risk Factors” sections incorporated by reference in this prospectus or contained or incorporated by reference in any prospectus supplement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

MICROSTRATEGY INCORPORATED

MicroStrategy® pursues two corporate strategies in the operation of its business. One strategy is to acquire and hold bitcoin and the other strategy is to grow our enterprise analytics software business.

In the first quarter of 2021, we determined to pursue as part of our overall corporate strategy, a strategy of acquiring bitcoin with our liquid assets that exceed working capital requirements, and from time to time, subject to market conditions, issuing debt or equity securities in capital raising transactions with the objective of using the proceeds to purchase bitcoin. Under this corporate strategy, we also periodically engage in activities to educate the market regarding bitcoin. We believe that our bitcoin acquisition strategy is complementary to our enterprise analytics software and services business, as we believe that our bitcoin and related activities in support of the bitcoin network enhance awareness of our brand and can provide opportunities to secure new customers for our analytics offerings. We are also exploring opportunities to apply bitcoin-related technologies such as blockchain analytics into our software offerings.

We view our bitcoin holdings as long-term holdings, and we do not plan to engage in regular trading of bitcoin and have not hedged or otherwise entered into derivative contracts with respect to our bitcoin holdings, though we may sell bitcoin in future periods as needed to generate cash for treasury management and other general corporate purposes. We have not targeted any specific amount of bitcoin holdings, and we will continue to monitor market conditions in determining whether to conduct debt or equity financings to purchase additional bitcoin.

As a global leader in enterprise analytics software and services, our vision is to enable Intelligence Everywhere. Our core offering, MicroStrategy 2021™, helps achieve this vision by delivering actionable intelligence and modern analytics on an open, comprehensive enterprise platform. MicroStrategy 2021 allows our customers to build high-performance, governed, and secure applications that can scale across their enterprises. Our platform is designed to empower the entire workforce with intelligence through the following differentiated features:

•

Modern Analytics: Our platform delivers insights to users across multiple devices via our HyperIntelligence® offerings, visualization and reporting capabilities, mobility features, and custom applications. Our downloadable tools and applications, including MicroStrategy Mobile™, Workstation, HyperIntelligence, and the new MicroStrategy App for business users, are now released monthly, increasing the velocity at which we release performance updates, security improvements, and new features to our users.

•

Open, Federated Architecture: We are committed to delivering the most open analytics platform on the market. MicroStrategy 2021 integrates with Microsoft Excel, Power BI, Tableau, Jupyter, and RStudio to provide business users, analysts, and data scientists with the flexibility to leverage trusted data from our platform directly within the client applications they are accustomed to. Developers can also access a broad set of features and product workflows through our comprehensive set of Representational State Transfer (“REST”) APIs, including attribute and metric selectors, in-canvas filter selectors, and filter panel values.

•

Enterprise Platform: MicroStrategy 2021 is our most secure, feature-rich, and performant platform ever, with a comprehensive set of features for superior administration, security, and architecture. Administrators and other users can now securely create and edit multi-content subscriptions to personalized analytics, allowing multiple reports, documents, and dossiers to be added to a single subscription. Customers can also choose from three deployment options: on premises, the customer’s cloud environment, or the MicroStrategy Cloud™ Environment.

Our customers include leading global organizations from a wide range of industries, including retail, consulting, technology, manufacturing, banking, insurance, finance, healthcare, telecommunications, as well as the public sector.

Our principal executive offices are located at 1850 Towers Crescent Plaza, Tysons Corner, VA 22182, and our telephone number is (703) 848-8600. Our website address is www.microstrategy.com. Website materials are not part of, and are not incorporated by reference into, this prospectus.

The trademarks and registered trademarks of MicroStrategy and its subsidiaries referred to herein include, but are not limited to, MicroStrategy, MicroStrategy 2021, HyperIntelligence, MicroStrategy Mobile, and MicroStrategy Cloud. Third-party product and company names mentioned herein may be the trademarks of their respective owners.

RISK FACTORS

Investing in our class A common stock involves risks. Before you make a decision to buy our class A common stock, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our class A common stock we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any class A common stock offered under this prospectus for general corporate purposes, including the acquisition of bitcoin, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our second amended and restated certificate of incorporation (“Certificate”), our amended and restated bylaws (“Bylaws”) and applicable provisions of Delaware corporate law. You should read our Certificate and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 330,000,000 shares of class A common stock, par value $0.001 per share (“class A common stock”), 165,000,000 shares of class B common stock, par value $0.001 per share (“class B common stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (“preferred stock”). As of June 11, 2021, 7,782,568 shares of class A common stock were outstanding, 1,964,025 shares of class B common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our Bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority voting power of the outstanding shares of stock entitled to vote at the meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors, the chairman of the board of directors, or a committee of the board of directors which has been duly designated by the board of directors, and whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings.

Voting Rights. On all matters to be voted upon by stockholders, including the election of directors, each holder of (i) class A common stock is entitled to one vote for each share held of record and (ii) class B common stock is entitled to ten votes for each share held of record. Holders of class A common stock and class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may be required by Delaware law or as otherwise expressly specified in our Certificate. Our Certificate and Bylaws do not provide for cumulative voting rights. Except as otherwise provided by law, our Certificate or our Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the votes cast by stockholders entitled to vote on the subject matter, present in person or represented by proxy at a meeting at which a quorum is present, shall be the act of the stockholders. Directors shall be elected by a plurality of the votes cast by stockholders entitled to vote on the election of directors, present in person or represented by proxy at a meeting at which a quorum is present.

Dividends. Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our Certificate, dividends may be declared and paid or set aside for payment on each class of common stock out of legally available assets or funds when and as declared by the board of directors. We may not make any dividend or distribution with respect to any class of our common stock unless at the same time we make a ratable dividend or distribution with respect to each outstanding share of our common stock, regardless of class. In the case of a stock dividend or other distribution payable in shares of a class of common stock, only shares of class A common stock may be distributed with respect to class A common stock and only shares of class B common stock may be distributed with respect to class B common stock, and the number of shares of common stock payable per share must be equal for each class. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.

Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of each class of our common stock.

Other Rights. Holders of the class A common stock and class B common stock have no right to:

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

Holders of shares of class A common stock and class B common stock are not required to make additional capital contributions. Shares of class A common stock are not convertible into any other shares of our capital stock. Each share of class B common stock is convertible into one share of class A common stock (i) at any time at the option of the holder and (ii) automatically upon the sale, assignment, gift or other transfer of such class B common stock share, except where such sale, assignment, gift or other transfer was (x) approved in advance by the holders of a majority of the class B common stock outstanding, voting separately as a class, or (y) effected as a result of the death of the transferor, in which case, such transfer may be approved by the holders of a majority of the class B common stock outstanding, voting separately as a class, within thirty (30) days of such transfer.

Equal Status. Except as expressly provided in our Certificate, shares of class A common stock and class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of class A common stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of class B common stock, and the holders of shares of class A common stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of class B common stock; provided, however, that in any transaction in which shares of capital stock are distributed to holders of common stock, the shares of capital stock distributed to holders of class A common stock and class B common stock may differ, but only to the extent that the class A common stock and the class B common stock differ in our Certificate.

Transfer Agent and Registrar. American Stock Transfer & Trust Co., LLC is the transfer agent and registrar for the class A common stock and the class B common stock.

Listing. Our class A common stock is listed on the Nasdaq Global Select Market under the symbol “MSTR.” Our class B common stock is not listed on any securities exchange or automated quotation system.

Preferred Stock

We may issue one or more series of “blank check” preferred stock upon authorization of our board of directors. Our board of directors is also authorized to fix the voting powers, designations, preferences and the relative participating, optional or other special rights, qualifications, limitations or restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board of directors may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred stock based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Provisions of Our Certificate and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our Certificate and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our class A common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our class A common stock.

Dual Class Stock. Our Certificate provides for a dual class common stock structure, which provides Michael J. Saylor, our founder, chairman of the board of directors, and chief executive officer, with the ability to control the outcome of matters requiring stockholder approval, even though he owns less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. Our Certificate allows holders of class B common stock to transfer shares of class B common stock, subject to the approval of stockholders holding a majority of the outstanding class B common stock. Therefore, Mr. Saylor could transfer voting control of MicroStrategy to a third party without the approval of our board of directors or our other stockholders.

No Cumulative Voting. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our Certificate provides otherwise. Our Certificate does not provide for cumulative voting.

Board of Directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Board Vacancies Filled Only by Majority of Directors Then in Office. Vacancies and newly created seats on our board of directors may be filled only by our board of directors. Furthermore, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board of directors makes it more difficult to change the composition of our board of directors.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

These provisions of our Certificate and Bylaws and Delaware law may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our common stock and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.

PLAN OF DISTRIBUTION

We may sell our class A common stock:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue our class A common stock as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our class A common stock through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase our class A common stock, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of our class A common stock may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of our class A common stock and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of our class A common stock, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the class A common stock;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	the exchange on which the class A common stock will be listed.

If any underwriters or agents are utilized in the sale of the class A common stock in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the class A common stock in respect of which this prospectus is delivered, we will sell such class A common stock to the dealer, as principal. The dealer may then resell such class A common stock to the public at varying prices to be determined by such dealer at the time of resale.

If we offer class A common stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the class A common stock they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase class A common stock from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of class A common stock sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the class A common stock covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the class A common stock is also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such class A common stock not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of our class A common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our class A common stock. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of our class A common stock, the underwriters may bid for and purchase class A common stock in the open market. Finally, in any offering of our class A common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the class A common stock in the offering if the syndicate repurchases previously distributed class A common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the class A common stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your class A common stock may be more than two scheduled business days after the trade date for your class A common stock. Accordingly, in such a case, if you wish to trade class A common stock on any date prior to the second business day before the original issue date for your class A common stock, you will be required, by virtue of the fact that your class A common stock initially is expected to settle in more than two scheduled business days after the trade date for your class A common stock, to make alternative settlement arrangements to prevent a failed settlement.

We can make no assurance as to the liquidity of or the existence of trading markets for any of the class A common stock.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the class A common stock in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of MicroStrategy Incorporated as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to $750,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

TD Cowen	Canaccord Genuity	BTIG

November 30, 2023